Exhibit 14 under Form N-14

   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Auditors" in the each Statement of Additional Information included in Post-Effective Amendment Number 29, to the Registration Statement (Form N-1A, No. 33-52149) dated January 30, 2004 of Federated World Investment Series, Inc., and to the incorporation by reference of our reports, dated January 12, 2004, relating to the financial statements and financial highlights appearing in the November 30, 2003 Annual Reports to Shareholders of Federated European Equity Fund, Federated International Capital Appreciation Fund, Federated Global Value Fund and Federated International Value Fund, four of the portfolios of Federated World Investment Series, Inc., which Prospectuses, Statements of Additional Information and Annual Reports to Shareholders are incorporated by reference in each Prospectus/Proxy Statement and Statement of Additional Information included in this Registration Statement on Form N-14 of Federated World Investment Series, Inc.

We further consent to the reference to our firm under the caption "Financial Highlights" in each Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of Federated World Investment Series, Inc.


                                                               ERNST & YOUNG LLP

Boston, Massachusetts
July 19, 2004